Exhibit 10.31
WAIVER AND AMENDING AGREEMENT
THIS AGREEMENT is made as of February 29, 2024,
BETWEEN:
PEACE NATURALS PROJECT INC.
(the “Seller”)
- and -
FUTURE FARMCO CANADA INC.
(the “Buyer”)
RECITALS:
A.Pursuant to an agreement of purchase and sale (commercial) dated as of November 26, 2023, between the Seller and the Buyer (as amended to the date hereof, collectively, the “Purchase Agreement”), the Seller agreed to sell, and the Buyer agreed to purchase, the Property.
B.Pursuant to an amending agreement dated as of February 8, 2024, the Seller and the Buyer agreed to amend the Purchase Agreement pursuant to the terms and conditions contained therein.
C.The Seller and the Buyer have agreed to enter into this agreement to evidence the waiver by the Buyer and the Seller of the Lease Condition set out in Section 9 of Schedule A to the Purchase Agreement and to document certain amendments to the Purchase Agreement.
NOW THEREFORE, for good and valuable consideration and the sum of $10.00 now paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions
Unless the context requires otherwise, capitalized terms used but not defined herein shall have the respective meanings given to them in the Purchase Agreement.
2.Waiver
The Buyer and the Seller hereby waive the Lease Condition set out in Section 9 of Schedule A to the Purchase Agreement.
The agreed upon form of Lease to be utilized at Closing is attached hereto as Schedule A.
3.Amendment to Purchase Agreement
As of the date hereof, the first paragraph of Section 8 of Schedule A to the Purchase Agreement is deleted and replaced with:
“The obligation of the Seller to complete the Transaction shall be subject to the following condition: on or before 5:00 p.m. (Toronto time) on the first Business Day which falls on the later of: (i) one hundred and eighty (180) calendar days after the Acceptance Date; or (ii) seventy-five (75) calendar days after the date on which the Buyer’s Condition has been satisfied or waived (the “Approvals Date”), the Seller having obtained all requisite approvals from Health Canada for the amendment of the Seller’s licensed site perimeter to capture the portion of Building 4 on the Property that Seller intends to lease, on terms and conditions satisfactory to the Seller, acting reasonably (the “Seller’s Condition”). The Seller’s Condition does not extend to the Seller’s lease in relation to Building 3 on the Property, it being acknowledged that the Transaction shall proceed irrespective of whether such approvals are obtained.”

4.Entire Agreement
The parties confirm and ratify the Purchase Agreement, as amended hereby, and acknowledge that, except as expressly amended hereby, the provisions of the Purchase Agreement are and shall remain in full force and effect.
5.Further Assurances
The parties shall with reasonable diligence do all things and provide all reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.
6.Time of the Essence
Time shall remain of the essence in respect of the Purchase Agreement, as amended hereby.
7.Successors and Assigns
This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.
8.Governing Law
This Agreement and all matters arising hereunder shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.
9.Counterparts and Electronic Execution
This Agreement may be executed by the parties in separate counterparts and delivered by facsimile transmission or electronic transmission each of which when so executed and delivered shall be an original, but all such counterparts and facsimiles or electronic transmissions shall together constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date set out above.

SELLER:
PEACE NATURALS PROJECT INC.
Per: /s/ Jeff Jacobson Name: Jeff Jacobson Title: Chief Growth Officer
Per: ________________________________ Name: Title:

BUYER:
FUTURE FARMCO CANADA INC.
Per: /s/ Kent Deuters Name: Kent Deuters Title: President & Secretary
Per: ________________________________ Name: Title:

SCHEDULE A

[ATTACHED]